SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by Registrant [X]

Filed by Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by
        Rule 14a6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Sect. 240.14a11(c) or
        Sect. 240.14a12

                      Lifschultz Industries, Inc.

              (Name of Registrant as Specified In Its Charter)


  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required
[ ]     Fee computed on table below per Exchange Act Rule 14a6(i)(4) and
        011.

     1)     Title of each class of securities to which transaction applies:
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     2)     Aggregate number of securities to which transaction applies:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 011 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     4)     Proposed maximum aggregate value of transaction:



     5)     Total fee paid:



[ ]     Fee paid previously with preliminary materials.
[ ]     Check box if any part of the fee is offset as provided by Exchange
Act Rule 011(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)     Amount Previously Paid:


     2)     Form, Schedule or Registration Statement No.:


     3)     Filing Party:


     4)     Date Filed:


















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                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders:


     Notice is hereby given that the 1997 Annual Meeting of Shareholders of Lifschultz Industries, Inc., a Delaware corporation (the "Company"), will be held at the Company's Utah offices, 799 East Utah Valley Drive, American Fork, Utah 840039775 at 10:00 a.m., mountain standard time, on Monday, December 15, 1997 (the "Annual Meeting").

     At the Annual Meeting, the shareholders will be asked to (i) consider and vote for the election of directors, (ii) approve the reappointment of the firm of Grant Thornton LLP, independent certified public accountants, as the Company's auditors, and (iii) any other business that may be lawfully brought before the Annual Meeting. The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on Monday, October 20, 1997 (the record date), are entitled to notice of and to vote at the Annual Meeting, or at any continuance(s) or adjournment(s) thereof.




=========================================================================

THE ELECTION OF DIRECTORS WILL BE DETERMINED BY PLURALITY VOTE. APPROVAL OF THE REAPPOINTMENT OF THE COMPANY'S AUDITORS, AND ANY OTHER MATTER LAWFULLY BROUGHT BEFORE THE ANNUAL MEETING, WILL REQUIRE THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTING SHARES OF LIFSCHULTZ INDUSTRIES, INC. STOCK, REPRESENTED IN PERSON OR BY PROXY, WHICH ARE CAST AT THE ANNUAL MEETING.

=========================================================================

                                   By Order of the Board of Directors

                                   DENNIS R. HUNTER

                                   DENNIS R. HUNTER, President


                                   November 13, 1997






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     PLEASE NOTE:  YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.
EVEN IF YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE PREVIOUSLY SENT IN YOUR PROXY. PLEASE MAIL YOUR PROXY PROMPTLY.












































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                          LIFSCHULTZ INDUSTRIES, INC.
                             641 WEST 59TH STREET
                              NEW YORK, NY 10019
                                (212) 3977788

                                PROXY STATEMENT


GENERAL

     This Proxy Statement is furnished to shareholders of Lifschultz Industries, Inc., a Delaware corporation (the "Company"), in connection with the solicitation, by order of the Company's Board of Directors, of proxies to be voted at the 1997 Annual Meeting of Shareholders to be held on December 15, 1997, at 10:00 a.m. mountain standard time, at the Company's Utah offices at 799 East Utah Valley Drive, American Fork, Utah 840039775 and at any continuation(s) or adjournment(s) thereof (the "Annual Meeting").
The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. This Proxy Statement was first mailed on or about November 17, 1997 to shareholders of record of the Company as of Monday, October 20, 1997, accompanied by the Company's Annual Report to Shareholders for the fiscal year ended July 31, 1997.

     At the meeting, the following matters will be considered and voted on:

     1.     PROPOSAL NO. 1.   Election of Sidney B. Lifschultz, David K.
Lifschultz and Dennis R. Hunter as directors to hold office until the 1998 Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified (see "PROPOSAL ONE ELECTION OF DIRECTORS");

     2. PROPOSAL NO. 2. Appointment of Grant Thornton LLP as the Company's independent certified public accountants for the 1998 fiscal year (see "PROPOSAL TWO INDEPENDENT PUBLIC ACCOUNTANTS"); and

     3. GENERAL. Such other business as may properly come before the Annual Meeting.

     The Board of Directors recommends that shareholders vote FOR all nominees for director listed in Proposal No. 1, and FOR Proposal No. 2.

             INFORMATION CONCERNING SOLICITATION AND VOTING

VOTING RIGHTS

     The outstanding voting securities of the Company on October 20, 1997 were (i) 55,569,495 shares of common stock, par value $0.001 per share ("Common Stock"); (ii) 5,200 shares of Series A Convertible Preferred Stock, par value $0.01 per share ("Series A Shares"); and (iii) 21,231 shares of Series E Convertible Preferred Stock, par value $0.01 per share ("Series E

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Shares").  Holders of Common Stock at the close of business on October 20,
1997 (the "Record Date") will be entitled to one vote at the Annual Meeting for each share of Common Stock held of record by them. Holders of Series A Shares at the close of business on the Record Date will be entitled to ten votes at the Annual Meeting for each Series A Share held of record by them. Holders of Series E Shares at the close of business on the Record Date will be entitled to ten votes at the Annual Meeting for each Series E share held of record by them. The holders of Series A Shares and Series E Shares are entitled to vote with the holders of Common Stock on all matters presented at the Annual Meeting.

VOTING AND REVOCATION OF PROXIES

     All of the voting securities of the Company represented by valid Proxies, unless the holder of the securities otherwise specifies therein, or unless the holder validly revokes the Proxy, will be voted FOR the election of the persons nominated as directors, FOR the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending July 31, 1998, and in the discretion of the Proxy holders on any other matters that may properly come before the Annual Meeting. In the event any nominee is unable to serve, the Proxies will be voted for a substitute nominee, if any, to be designated by the Board of Directors. The Board of Directors does not know of any matters to be considered at the Annual Meeting other than the proposals referred to above. Where a shareholder has appropriately specified how a Proxy is to be voted, the Proxy will be voted accordingly.

     A Proxy may be revoked by delivering a written statement to the President of the Company stating that the Proxy is revoked, or by a subsequent Proxy executed by or on behalf of the person or entity executing the prior Proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

QUORUM AND VOTING REQUIREMENTS

     A quorum of the shares must be present at the Annual Meeting for a vote to be taken. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, a quorum will be present if a majority of the shares outstanding and entitled to vote at the meeting are present in person or by proxy. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, abstentions and broker nonvotes will be counted for the purposes of determining whether a quorum is present at the Annual Meeting. Under Proposal No. 1, directors are elected by a plurality of the shares present in person or by proxy and voting at the Annual Meeting. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. The appointment of auditors under Proposal No. 2 requires the affirmative vote of a majority of the votes cast at the Annual Meeting. With regard to Proposal No. 2 or any other matters properly coming before

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the meeting, abstentions and broker nonvotes are not counted for purposes of determining whether a proposal has been approved.

ADJOURNMENT OF ANNUAL MEETING

     In the event that Proxies representing sufficient votes to constitute a quorum are not received by the date of the Annual Meeting, the persons named as Proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of Proxies. At such adjournments, once a quorum is present, directors may be elected by plurality vote and other proposals can be approved by the affirmative vote of the holders of a majority of the Company's voting shares present in person or by Proxy. The persons named as Proxies will vote in favor of any such proposed adjournments.

SOLICITATION

     The solicitation of Proxies pursuant to this Proxy Statement will be made primarily by mail. In addition, officers, employees and representatives of the Company may solicit Proxies by telephone, mail or personal interviews, and arrangements may be made with banks, brokerage firms and others to forward solicitation materials to the beneficial owners of shares held of record by them.

The total cost of all such solicitation efforts, including reimbursement of the expenses of brokers and other nominees, will be borne by the Company.

SECURITY OF OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of October 20, 1997 with respect to (i) each person who is known to the Company to beneficially own more than five percent of the outstanding shares of Common Stock or a class of Preferred Stock, (ii) the beneficial ownership of such securities by each executive officer and director of the Company, and (iii) the beneficial ownership of all such securities by all of the Company's directors and executive officers as a group. Unless otherwise indicated, the persons or entities named in the table have sole voting and investment power with respect to all shares of stock beneficially owned by them, subject to applicable community property laws. Stock that is "beneficially owned" includes all the stock that the person has the right to acquire within 60 days of October 20, 1997. The percentage ownership for any person is calculated assuming that all the stock that could be acquired by that person within 60 days by option exercise or otherwise, is in fact outstanding and that no other stockholder has exercised a similar right to acquire additional shares. The number of shares representing 100% of the outstanding stock of the Company is as follows: 55,569,495 shares of common stock; 5,200 shares of Series A




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preferred stock; and 21,231 shares of Series E preferred stock.

                                           AMOUNT AND NATURE
             NAME AND ADDRESS OF             OF BENEFICIAL         PERCENT
CLASS        BENEFICIAL OWNER                  OWNERSHIP          OF CLASS


Common       David K. Lifschultz              24,146,554[1]          42.1%
             641 West 59th Street
             New York, NY  10019

Common       Sidney B. Lifschultz                702,006[2]           1.3%
             641 West 59th Street
             New York, NY  10019

Common       Charlotte K. Lifschultz          10,390,444[3]           18.7%
             641 West 59th Street
             New York, NY  10019

Common       Hudson Waterfront                 4,499,522[4]            8.1%
             Associates, L.P.
             c/o Paul Davis
             725 Fifth Ave.
             New York, NY  10022

Common       Merrill E. Brown                  2,822,129[5]            5.1%
             1444 County Road 502
             Bayfield, CO  81122

Common       Dennis R. Hunter                  1,539,036[6]            2.7%
             515 East 1860 South
             Provo, UT  84606

Common       J. Randall Owen                      50,000[7]            0.1%
             799 E. Utah Valley Drive
             American Fork, UT  84003

Common       Michael Hirst                     1,360,209[8]            2.4%
             799 E. Utah Valley Drive
             American Fork, UT  84003

Common       James C. Triplett                       0[9]            0
             779 E. Utah Valley Drive
             American Fork, UT  84003

Common       James Solomon                           0[10]           0
             1455 West Center
             Orem, UT  84058


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Series A     John G. Bartol                        5,200              100%
Preferred    645 W. Rockford Drive
             Tempe, AZ  85281

Series E     Reboul, MacMurray, Hewitt            20,679             97.4%
Preferred    & Kristol
             45 Rockefeller Plaza
             New York, NY  10111

Common       All directors and executive  27,417,805[1,2,6,7,8,9,10] 49.3%
             officers (7 persons) as a Group



     [1]  Chairman and Chief Executive Officer of the Company.  Includes:
(i) 9,729,309 shares held directly; (ii) 1,750,000 shares of common stock underlying employee stock options which are currently exercisable;
(iii) 10,272,685 shares for which David K. Lifschultz shares voting power as cotrustee with Charlotte K. Lifschultz for the Sidney B. Lifschultz 1992 Family Trust; and (iv) 2,394,560 shares of stock held by Lifschultz Terminal and Leasing Company for which David K. Lifschultz shares voting power as an officer and director of Lifschultz Terminal and Leasing Company. Except for the shares identified in the foregoing item (iii), excludes shares shown as beneficially owned by Sidney B. Lifschultz (father) and Charlotte K. Lifschultz (mother).

     [2] Director of the Company. Includes: (i) 544,980 shares held directly; and (ii) 157,026 shares for which Sydney B. Lifschultz holds shared voting power as cotrustee of certain trusts for family members. Excludes shares shown as beneficially owned by Charlotte K. Lifschultz (spouse) and David K. Lifschultz (son).

     [3] Includes only shares of stock for which Charlotte K. Lifschultz (wife of Sydney B. Lifschultz) has shared voting power as a cotrustee with David K. Lifschultz for the Sydney B. Lifschultz 1992 Family Trust and trusts for the benefit of family members. Note that 10,272,685 of the shares shown for Charlotte K. Lifschultz are also reported for David K. Lifschultz as they share voting power for such shares. Except as stated in the foregoing sentence, excludes shares shown as beneficially owned by Sidney B. Lifschultz (spouse) and David K. Lifschultz (son).

     [4] Beneficial owner of 5% of the shares indicated. Includes 4,499,522 shares held directly.

     [5] Beneficial owner of 5% of the shares indicated. Includes: 2,822,129 shares for which Merrill E. Brown holds shared or sole voting power as trustee of trusts for various family members.

     [6]  President, Chief Financial Officer and director of the Company.

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Includes only shares underlying employee stock options held by Dennis R.
Hunter which are currently exercisable.

     [7] President and Chief Operating Officer of subsidiary Hart Scientific, Inc. Includes 50,000 shares of common stock held directly.

     [8]  Vice President and director of subsidiary Hart Scientific, Inc.
Includes: (i) 1,098,317 shares held directly; and (ii) 261,892 shares of common stock underlying employee stock options which are currently exercisable. Excludes 10,000 shares held by an immediate family member for which Michael W. Hirst disclaims beneficial ownership.

     [9]  Chairman and Chief Executive Officer of subsidiary Hart Scientific,
 Inc.

    [10]  Director of subsidiary Hart Scientific, Inc.

     As of October 20, 1997, there are only two holders of Series E Preferred Stock and one holder of Series A Preferred Stock.

     The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

                    PROPOSAL ONE  ELECTION OF DIRECTORS

NOMINEES

     The three current directors, David K. Lifschultz, Sidney B. Lifschultz, and Dennis R. Hunter, are proposed to be reelected at the Annual Meeting. In the event any nominee is unable to serve, the proxies will be voted for a substitute nominee, if any, to be designated by the Board of Directors. The Board of Directors currently has no reason to believe that any nominee will be unavailable or unwilling to serve.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information concerning directors and executive officers of the Company and certain officers/directors of subsidiaries of the Company, Lifschultz Fast Freight, Inc. ("LFF") and Hart Scientific, Inc. ("Hart"), and Hart's subsidiary, Calorimetry Sciences Corporation ("CSC"):








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                                                        BEGAN SERVICE AS AN
NAME                    AGE      POSITIONS HELD         OFFICER OR DIRECTOR


David K. Lifschultz     51       Chairman and                      1991
                                 CEO of the Company
                                 (also President and
                                 director of LFF)

Dennis R. Hunter        46       President, director, and          1988
                                 CFO of the Company (also CEO,
                                 President, and Chairman of
                                 CSC and director of Hart)

Sidney B. Lifschultz    85       Director of the Company           1991

James C. Triplett       47       Chairman and CEO of Hart          1988

J. Randall Owen         39       President and COO of Hart         1994

Michael Hirst           48       Vice President and                1988
                                 director of Hart

James Solomon           47       Director of Hart                  1995

     David K. Lifschultz is the son of Sidney B.
Lifschultz. No other family relationship exists among any of the directors or officers. All directors hold office until the next Annual Meeting of shareholders or until their successors are duly elected and qualified. Officers serve at the pleasure of the Board of Directors.

     The Company currently does not have any standing committees of the Board of Directors, including audit, nominating or compensation committees, or committees performing similar functions. In the next six months, however, the Company anticipates it will establish an Audit Committee comprised of at least two outside directors. During the Company's fiscal year ended July 31, 1997, the Board of Directors held one meeting, which Sidney B. Lifschultz did not attend.

     The principal occupations of the executive officers and directors named above for at least the past five (5) years are as follows:

     DAVID K. LIFSCHULTZ has been employed as the Chairman and Chief Executive Officer of the Company and President and a director of Lifschultz Fast Freight, Inc., a whollyowned subsidiary of the Company, for more than the past five years. Mr. Lifschultz studied at New York University.

     DENNIS R. HUNTER has been employed as the President and Chief Financial Officer of the Company for more than the past five years. He is also a

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director of Hart and the President, Chief Executive Officer, and Chairman of
CSC. Prior to joining Hart in 1988, Mr. Hunter held positions as Vice President of Marketing for Diser, Inc. and Vice President of Business Development and Product Planning for Modtech International. He received his M.B.A. from Brigham Young University in 1977.

     SIDNEY B. LIFSCHULTZ, retired, received a B.S. degree in Engineering from the University of Illinois in 1933 and an M.B.A. degree from Harvard University in 1935. Mr. Lifschultz previously served as Chairman of the Board of Lifschultz Fast Freight, Inc. for more than five years. He has also served as a director of Intermodal Express, Inc., a privately held affiliate of Lifschultz Fast Freight, Inc. for more than the past five years.

     JAMES C. TRIPLETT has served as an officer and director of Hart for more than the past five years. Mr. Triplett is a former director of Technovest Corporation and has served as a Managing General Partner of Technovest Management Group, both of which were engaged in venture capital and investment activities. He was also employed by Crown Zellerbach Corporation, Alcan Aluminum Corporation, and Northwest Pipeline Corporation in various engineering and management positions. He has a B.S. degree in engineering and an M.B.A.

     J. RANDALL OWEN joined Hart in 1987 with responsibility for the sales and marketing of Hart's temperature calibration products. He previously owned and operated a company that manufactured and marketed industrial thermometers. Prior to that he was employed in the engineering departments of WatkinsJohnson Corporation, Veeco Macronetics, and the Farinon
Corporation. Mr. Owen attended Brigham Young University where he studied business and international relations.

     MICHAEL HIRST has served in various capacities with the original Hart company since he cofounded Hart's business in 1979, prior to its acquisition by the Company in 1988. He currently serves with Hart as a director, Vice President, and Secretary. Mr. Hirst has a B.S. degree in Design Technology from Brigham Young University.

     JAMES E. SOLOMON has served as a director of Hart since 1995.
Since August 1997, Mr. Solomon has been the President and CEO of Paragraphics, a manufacturer of engraving equipment with annual sales of approximately
$4 million. From January 1996 to March 1997 he was the President of the Burges Lamont Company, a distributor of consumer goods with over $30,000,000 in annual sales and 130 employees. During the past five years, Mr. Solomon owned or coowned various businesses, and has served as an adjunct professor at the University of Utah College of Business. He has a B.S. degree in finance from the University of Utah and has been a Certified Public Accountant since 1975.



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SIGNIFICANT EMPLOYEES

     EDWIN A. LEWIS, age 50, serves as Vice President, Secretary and Chief Scientist of CSC. Previously, Dr. Lewis was a research professor at Brigham Young University from 1981 until 1992, during which time he worked for Hart as a consultant. He joined Hart on a full time basis in 1992. Dr. Lewis received his Ph.D. in physical chemistry from the University of New Mexico in 1972.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION

     The following table sets forth the compensation of the Chief Executive Officer of the Company and certain other highly compensated executive officers of the Company for each of the Company's last three fiscal years whose total salary and bonus for the year ended July 31, 1997 exceeded $100,000 for services rendered in all capacities to the Company during such fiscal years.


                       SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION

    Name                                                          Other
    and                                                           Annual
Principal Position     Year         Salary          Bonus     Compensation

David K.               Fiscal      $229,408        $72,000           0
Lifschultz             1997
CEO and
Chairman of the        Fiscal      $209,779        $66,500           0
Company                1996

                       Fiscal      $156,307        $10,000           0
                       1995

Dennis R. Hunter       Fiscal      $174,138        $27,715           0
President, director,   1997
and CFO of the
Company                Fiscal      $154,790       $114,057           0
                       1996

                       Fiscal      $133,895       $102,462           0
                       1995




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James C. Triplett      Fiscal      $225,909       $176,829           0
Chairman and CEO       1997
of Hart
                       Fiscal      $182,735       $148,208           0
                       1996

                       Fiscal      $156,460       $118,414           0
                       1995

J. Randall Owen        Fiscal      $175,705       $115,058           0
President and          1997
COO of Hart
                       Fiscal      $135,547        $92,719           0
                       1996

                       Fiscal      $114,838        $68,414           0
                       1995

Michael Hirst          Fiscal      $136,074        $71,705           0
Vice President and     1997
director of Hart
                       Fiscal      $105,219        $57,898           0
                       1996

                       Fiscal      $93,633         $45,227           0
                       1995


                   SUMMARY COMPENSATION TABLE (continued)

                                   LONG TERM COMPENSATION

                                      Awards           Payouts

                                           Securities
                               Restric    Underlying   LTI      All Other
                               ted Stock    Options/    Pay      Compen
 Name                   Year     Awards       SARs      outs      sation[1]

David K.               Fiscal     0         0          0        0
Lifschultz             1997

                       Fiscal     0         0          0        0
                       1996

                       Fiscal     0       250,000        0        0
                       1995



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Dennis R. Hunter       Fiscal     0         0          0       $4,750
                       1997

                       Fiscal     0         0          0       $4,625
                       1996

                       Fiscal     0       250,000      0       $2,125
                       1995

James C. Triplett      Fiscal     0          0         0       $4,750
                       1997

                       Fiscal     0          0         0       $4,620
                       1996

                       Fiscal     0          0         0       $2,500
                       1995

J. Randall Owen        Fiscal     0          0         0       $4,750
                       1997

                       Fiscal     0          0         0       $4,620
                       1996

                       Fiscal     0          0         0       $1,875
                       1995

Michael Hirst          Fiscal     0          0         0       $3,200
                       1997

                       Fiscal     0          0         0       $2,400
                       1996

                       Fiscal     0          0         0       $1,375
                       1995

(1) Amounts shown are those paid by the Company or its subsidiaries into 401(k) plans on behalf of the listed employees.

     Hart has adopted an informal, unwritten bonus plan for its employees and executive officers. Under the plan, the Board of Directors typically evaluates Hart's productivity and allocates bonuses twice a year based primarily on the employee's performance.

     STOCK OPTIONS/SARS

     Company issued no stock options or SAR grants in the last fiscal year to the executive officers named in the table above.


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     AGGREGATED STOCK OPTION/SAR EXERCISES

     The following table sets forth the aggregated stock options and SARs exercised by the named executive officers in the last fiscal year and the year end value of unexercised options and SARs:

   AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR ENDED JULY 31, 1997 AND
                    FISCAL YEAREND OPTION/SAR VALUES

     Name          Shares         Value         Number of        Value of
                 Acquired on    Realized       Unexercised   Unexercised In
                 Exercise          ($)       Options/SARS at    TheMoney
                    (#)                          FYEnd      Options/SARS at
                                                   (#)            FYEnd
                                                                   ($)

                                               Exercisable/   Exercisable/
                                               Unexercisable  Unexercisable

David K. Lifschultz  0            0        1,750,000[1]/   $164,063[5]/
                                                   0            0

Dennis R. Hunter     0            0        1,539,036[2]/   $144,285[5]/
                                                 125,000[3]     $11,719

J. Randall Owen     50,000          $9,373         0/           0/
                                                   0            0

Michael W. Hirst     0            0          261,892[4]/    $24,552[5]/
                                                   0            0

(1) Includes 1,500,000 options exercisable at $0.0313 per share and 250,000 options exercisable at $0.0625 per share. All options expire August 1, 2007.
(2) Includes 1,289,036 options exercisable at $0.0313 per share and 250,000 options exercisable at $0.0625 per share. All options expire August 1, 2007.
(3) Includes 125,000 options which become exercisable at $0.0313 per share when the average closing price of the Company's stock exceeds $2.00 per share for ten consecutive days. These options expire August 1, 2007.
(4) Includes options exercisable at $0.0313 per share, 161,892 of which expire January 6, 1998, and 100,000 of which expire February 8, 2003.
(5) Values calculated by subtracting the exercise price from the closing sales price on the Nasdaq SmallCap Market on July 31, 1997.

DIRECTOR COMPENSATION

     Except for one outside director of Hart, the Company's present directors are not compensated separately for their service in that capacity,

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but are compensated for their service as officers and employees of the
Company, Hart or CSC. Hart compensates James Solomon, Hart's outside director, at a rate of $2,500 per year and allows him to participate in the informal Hart bonus plan described above. Under that bonus plan, Hart awarded Mr. Solomon a bonus of $6,000 for fiscal year 1997. For its other directors, the Company may in the future establish separate compensation for service as a director.

EMPLOYMENT AGREEMENTS

     DENNIS R. HUNTER

     On August 1, 1994, CSC entered into a new employment agreement with Dennis R. Hunter. On June 27, 1995, the term of the agreement was extended from three years to six years. Under the agreement, for his services as president and CEO of CSC, Mr. Hunter receives a base salary of $133,350, with a minimum 5% increase each year. Annual increases may be set at a higher level at the discretion of CSC's Board of Directors. If Mr. Hunter's employment is terminated by CSC without cause before the end of the agreement, he is to be paid 50% of his remaining base compensation under the agreement or one year's salary, whichever is greater. Failure by a successor of the Company to fully assume Mr. Hunter's contract will require the immediate payment of all yet to be paid compensation and an additional $125,000 in compensation to Mr. Hunter.

     Under his employment agreement, Mr. Hunter has a put option with respect to his stock which he may implement during a sixyear period following termination or expiration of the agreement, other than termination by CSC for certain defined causes or termination by Mr. Hunter without certain defined good reasons. Under the option, Mr. Hunter may require CSC to repurchase up to 1,158,214 shares of Company stock and stock options owned by Mr. Hunter as of August 1, 1994, at specified prices and at a maximum rate of 250,000 shares or options per year. The agreement further contains provisions regarding assignment of inventions by Mr. Hunter, a twoyear covenant not to compete by Mr. Hunter, and indemnification by CSC.

     JAMES C. TRIPLETT

On August 25, 1997, Hart entered into a new employment agreement with James C. Triplett for a term of ten years. For his services as Chairman and Chief Executive Officer of Hart, he receives an annual base salary of $285,0000, subject to reduction in certain circumstances. He will receive annual increases of at least 5% as set by the Board of Directors. If Mr. Triplett's employment is terminated without cause before the end of the agreement, he is to be paid 50% of his remaining base compensation under the agreement or one year's salary, whichever is greater. Mr. Triplett may terminate the agreement upon 90 days notice or otherwise for "Good Reason" as defined in the agreement. Failure by a successor of the Company to fully assume Mr. Triplett's employment agreement will require the immediate payment

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of all yet to be paid compensation under the agreement.  The agreement further contains provisions regarding assignment of inventions by Mr. Triplett, a two year covenant not to compete by Mr. Triplett, and indemnification by Hart.

     J. RANDALL OWEN

     Hart entered into a new agreement with J. Randall Owen on August 25, 1997. The agreement has a term of two years, with a provision for three one year renewal periods upon mutual agreement of the parties. Under the agreement, for his services as president of Hart, Mr. Owen receives a base salary of $226,000, subject to reduction in certain circumstances. If the agreement is terminated by Hart "for cause," Mr. Owen is entitled to three month's severance pay. If Hart otherwise terminates the agreement before the end of the term, Mr. Owen is entitled to 50% of his base compensation yet to be paid under the agreement. Failure by a successor of Hart to fully assume Mr. Owen's contract will require the immediate payment of all yet to be paid compensation under the agreement. The agreement further contains a provision requiring assignment of inventions by Mr. Owen and a twoyear covenant not to compete.

     MICHAEL W. HIRST

     Hart entered into an agreement with Michael W. Hirst on August 1, 1993. The agreement has a term of ten years. Under the agreement, for his services as vice president of Hart, Mr. Hirst receives a base salary of $82,000. Annual increases are set at the discretion of Hart's Board of Directors. Additionally, after ten years and cessation of fulltime employment, Hart agrees to employ Mr. Hirst as a parttime consultant for five years at 25% of the Agreement's sixth year base compensation, for a maximum of 500 hours of consultation per year.

     If Hart terminates the agreement before the end of the term without "cause", Mr. Hirst is entitled to 50% of his remaining base compensation or one year's salary, which ever is greater. Failure by a successor of Hart to fully assume Mr. Hirst's contract will require the immediate payment of all yet to be paid compensation and an additional $200,000 in compensation to Mr. Hirst. Mr. Hirst may terminate the agreement without cause upon 90 days notice after July 31, 1998. The agreement further contains provisions regarding assignment of inventions by Mr. Hirst, a twoyear covenant not to compete by Mr. Hirst, and indemnification by Hart.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires that the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's common stock, file initial reports of stock ownership and reports of changes in stock ownership with the Securities and Exchange Commission. Officers, directors, and greater than tenpercent owners are required by applicable regulations to furnish

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the Company with copies of all Section 16(a) forms that they file.

     Based solely on a review of the copies of such forms furnished to the Company or written representations from certain persons, the Company believes that during the Company's 1997 fiscal year, all filing requirements applicable to its current officers and directors (some of which are also tenpercent beneficial owners of the Company) were met by such persons except as follows: David K. Lifschultz filed 16 late reports covering 23 transactions; Sidney B. Lifschultz filed 16 late reports covering 23 transactions; Charlotte K. Lifschultz filed 15 late reports covering 19 transactions; the Sidney B. Lifschultz Family Trust filed three late reports covering three transactions; Randall Owen filed two late reports covering two transactions; and James Solomon filed one late Form 3 report. The foregoing reports resulted from the Company's decision to assist its key management with
Section 16 reporting compliance. In the case of the members of the Lifschultz family indicated above, the number of late reports is largely due to the requirement that each family member report changes in ownership of the other family members. Thus, in many cases, each of the family members separately reported the same transaction as required under Section 16. Additionally, the great majority of the reports involved transfers between family members and trusts, or conversions of preferred stock to common stock, and not acquisitions or dispositions of Company stock. The Company intends to assist its key management personnel with future compliance.


  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As indicated in the discussion above, David K. Lifschultz and Dennis R. Hunter have stock option agreements with the Company. Also as explained above, Dennis R. Hunter, J. Randall Owen, James C. Triplett, and Michael W. Hirst have employment agreements with either the Company, Hart, or CSC.

     During fiscal year 1997 Hart purchased approximately $88,000 in instrument components from Owen Instruments. Owen Instruments is owned and operated by Suzette Owen, the wife of J. Randall Owen, President and Chief Operating Officer of Hart. The business relationship between Hart and Owen Instruments continues one that predates Mr. Owen's association with Hart.

ANTICIPATED CORPORATE GOVERNANCE CHANGES

     The Company is presently undertaking efforts to modify its corporate governance structure to comply with new requirements imposed by The Nasdaq Stock Market. Beginning in February 1998, the Company must comply with such requirements in order to maintain its listing on The Nasdaq SmallCap Market. These requirements include the following, many of which the Company had previously adopted.

     *  Distribution of annual and interim reports
     *  A minimum of two independent directors

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     *  An audit committee, a majority of which are independent directors
     *  An annual shareholders meeting
     *  Quorum requirements
     *  Solicitation of proxies
     *  Review of conflicts of interest
     *  Shareholder approval of certain major corporate actions
     *  Voting rights

     To comply with these requirements, the Company will, among other items, need to recruit two outside directors and establish an audit committee in the next few months.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS NAMED ON THE ACCOMPANYING PROXY CARD.

                PROPOSAL TWO  APPOINTMENT OF AUDITORS

     Grant Thornton LLP has been the Company's independent auditors since July 5, 1994. Proposal No. 2 is to reappoint Grant Thornton LLP as the Company's independent public accountants for the fiscal year ending July 31, 1998. No representative of Grant Thornton LLP is expected to be present at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 31, 1998.


                              OTHER ITEMS

ANNUAL REPORT TO SHAREHOLDERS

     The Annual Report of the Company to its shareholders for the fiscal year ended July 31, 1997, including audited financial statements, accompanies this Proxy Statement.


ANNUAL REPORT ON FORM 10KSB

     The Company will provide without charge, at the written request of any record beneficial shareholder as of October 20, 1997, a copy of the Company's Annual Report on Form 10KSB, as filed with the Securities and Exchange Commission, except exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible shareholders, and the Company may impose a reasonable fee for providing such exhibits.





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Requests for copies of the Company's Form 10KSB should be mailed to:

                    LIFSCHULTZ INDUSTRIES, INC.
                    799 East Utah Valley Drive
                   American Fork, Utah 840039775
                      Attn:  Dennis R. Hunter

SHAREHOLDER PROPOSALS

     In order for proposals of shareholders intended for presentation at the Company's 1998 Annual Meeting of Shareholders to be included in the Company's Proxy Statement and form of Proxy relating to that meeting, such proposals must be received at the Utah offices of the Company, 799 East Utah Valley Drive, American Fork, Utah 840039775, Attention: Dennis R. Hunter, on or before July 1, 1998.

                                   By Order of the Board of Directors


                                   DENNIS R. HUNTER

                                   DENNIS R. HUNTER, President

                           APPENDIX

                          PROXY BALLOT

LIFSCHULTZ
INDUSTRIES, INC.                                              THIS PROXY
799 EAST UTAH VALLEY DRIVE, AMERICAN FORK, UTAH 840039775    IS SOLICITED
                                                              ON BEHALF
                                                              OF THE BOARD
                                                              OF DIRECTORS

    The undersigned shareholder hereby appoints David K. Lifschultz and Dennis R. Hunter as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of common stock of Lifschultz Industries, Inc. held of record by the undersigned and/or all of the votes to which the undersigned is entitled pursuant to the terms of the Series A or Series E Preferred Stock held by the undersigned, on October 20, 1997 (the record date), at the Annual Meeting of Shareholders to be held on December 15, 1997 or at any continuation(s) or adjournment(s) thereof. The proposals listed below are made by the Board of Directors.






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1.     ELECTION OF DIRECTORS

    FOR all nominees listed below                WITHHOLD AUTHORITY
      (except as marked to the contrary below)         to vote for all
                                                       nominees listed below

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE

            THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

       Sidney B. Lifschultz     David K. Lifschultz     Dennis R. Hunter

2. APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JULY 31, 1998

     FOR             AGAINST            ABSTAIN

3. The Proxies are authorized to vote, IN THEIR DISCRETION, upon such other business as may properly come before the meeting.


     This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THEN THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

     Please sign exactly as your name appears on the records of the Company's transfer agent. When shares are held by joint tenants, both should sign. When signing as attorney, or as executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY.

DATED:
                               Name of entity which owns the shares if
                               other than an individual



  By
Signature (if signing individually)     Signature of authorized signer




Additional signature if held jointly     Title of authorized signer








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